UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2026

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

On March 31, 2026, Oncotelic Therapeutics, Inc. (the “Company”) entered into a Joint Development, Manufacturing, and Licensing Agreement (the “Agreement”) with TechForce Robotics, Inc. (“TechForce”), a Nevada corporation. The Agreement establishes a framework for the joint development, and manufacturing of AI-enabled, GMP-compliant robotic systems for use in pharmaceutical and related manufacturing environments. The integrated product to be developed (the “Product”) combines TechForce’s robotic hardware with the Company’s proprietary PDAOAI Platform.

The Agreement includes a non-exclusive license of certain Company intellectual property, including the PDAOAI platform. All AI-related foreground intellectual property developed under the Agreement, including improvements to the PDAOAI Platform, is and shall be owned exclusively by the Company. Robotic hardware developments created solely by TechForce are owned exclusively by TechForce. Intellectual property jointly developed by both parties is and shall be jointly owned. All data generated through the operation, deployment, and testing of the Product is and shall be owned exclusively by the Company. Any commercial licenses associated with the Product shall be defined in the Commercial and Licensing License to be executed prior to the first commercial sale.

The Agreement contemplates joint development funding and cost sharing based on individual statements of work agreed between the parties, with milestone payments based on acceptance criteria. Revenue sharing, royalty rates, and profit-sharing terms applicable to commercial sales or deployments of the Product will be negotiated and set forth in the Commercialization and Licensing Agreement. Pending that agreement, no revenue-generating activities related to the Product may be initiated by either party without the prior written consent of the other.

Either party may terminate the Agreement for convenience upon sixty (60) days’ written notice. For twelve (12) months following expiration or termination, TechForce may not license or otherwise provide third parties with access to the jointly developed intellectual property for use in the pharmaceutical or biopharmaceutical manufacturing industry, without prior written approval from the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 2, 2026, the Company issued a press release (“Press Release”) announcing that the Company and TechForce had entered into the Agreement. A copy of the Press Release is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed on

10.1	Joint Development, Manufacturing and Licensing Agreement

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: April 2, 2026	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer

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